Exhibit 99.1

ACCRETIVE HEALTH PROVIDES RESTATEMENT UPDATE

CHICAGO - Mar. 12, 2014 - Accretive Health, Inc. (NYSE:AH) today announced that following discussions with its independent auditors, the Company has determined that although its work associated with its financial restatement is substantially complete, it has taken longer than anticipated and more time is needed. As a result, the Company will not be in a position to complete its financial restatement by the previously disclosed March 19, 2014 New York Stock Exchange (NYSE) deadline to file its Annual Report on Form 10-K with the Securities and Exchange Commission (SEC).
Accretive Health has made substantial progress on its Form 10-K for the year ended December 31, 2013, including the financial statements for the years ended December 31, 2013 and 2012 and the restated financial statements for the year ended December 31, 2011, on which audits are underway. The Company is currently in the process of working with its auditors to complete the audits as soon as possible.
As a result, the Company expects to receive a delisting determination letter from the NYSE indicating that the Company’s common stock will be suspended from trading on the NYSE effective prior to the opening of the market on March 17, 2014. Immediately following the suspension of NYSE listing, the Company expects that trading will continue uninterrupted through the facilities of the OTC Markets Group Inc. The Company has provided information regarding the market change in the FAQ section of its investor relations website.
The Company continues to expect the restatement will have no net impact on total cash flows in any reporting period, or on the Company’s cash balance. The Company’s cash and cash equivalents as of December 31, 2013 were approximately $228 million. The Company had no debt outstanding as of December 31, 2013.
“While we are disappointed with the delay, we continue our relentless mission to deliver outstanding service to our clients.  We have used this time to strengthen our value proposition and enhance our client focus, including increasing our investment in IT and reinforcing our front-line teams. We are moving our entire organization forward to help provider clients optimize their financial performance, in the face of ongoing industry change, to ensure the sustainability of their missions,” said Steve Schuckenbrock, president and chief executive officer of Accretive Health.  “I have every confidence in our ability to complete the necessary work to file our restatement and regain our stock exchange listing.  I would like to acknowledge all Accretive Health employees, our auditors, and advisors for their extensive work and contributions to the restatement process, and thank our clients and our shareholders for their continued patience as we work to complete this process.”
As previously disclosed, the Company’s Audit Committee on March 4, 2013 determined that the Company will restate its financial statements to correct errors related to the timing of revenue recognition under a significant number of its revenue cycle management agreements. The Company subsequently determined that a significant portion of the base fee revenues from its revenue cycle management agreements should have been presented in the Company’s previously reported financial statements net of associated operating costs rather than based on the gross amount of base fees billed to clients. In the Company’s Form 12b-25 filed with the SEC on March 4, 2014, it disclosed it has also reviewed its capitalization of internally developed software and has determined that a portion should have been expensed as incurred rather than initially capitalized and subsequently amortized to expense in later periods. Accordingly, the Company will revise its financial statements to correct these errors.
Operational Update
Accretive Health has taken substantial steps over the past year to position the Company to capture additional growth opportunities within the dynamic U.S. healthcare marketplace. In January 2014, the Company implemented a strategic restructuring plan to reduce costs, improve resource efficiency and enhance organizational effectiveness. The Company believes this plan will further strengthen its ability to help provider clients optimize their financial performance to ensure the sustainability of their patient care missions.
The Company has initiated a number of strategic initiatives based on direct feedback from clients to more effectively allocate the necessary resources to enhance client service and drive growth and innovation. To date, the Company has made progress across the following areas:

•
Strengthening front-line teams - The Company is redeploying corporate resources to its front-line teams at client sites, including the relocation of resources closer to clients, to enhance execution and client engagement. As part of this initiative, the Company has also launched a certification process for on-site employees to ensure that they are providing best-in-class support and services.

•
Increasing investment in IT - As part of its initiative to enhance client service, the Company is investing over one-third of its 2014 IT budget in technologies to enable it to more seamlessly integrate with clients’ existing technologies. The Company plans to continue to deploy resources to bolster its already robust IT infrastructure to drive additional value for clients. In February 2014, the Company hired Patrick Funck as Chief Information Officer, an industry veteran with 25 years of experience.

•	Simplifying the measurement model - The Company has made progress in simplifying its model to measure results for clients, and will provide a further update upon the completion of its restatement.

•
Improving the consistency of results for clients - The Company has developed a more rigorous and systematic approach to gather and apply the insights it gains from daily operations across the entire client base. The Company intends to leverage this scale and depth to drive innovation and standardize processes to create a best-in-class operating system.

•
Boosting sales and marketing efforts - New business development remains a priority at Accretive Health, and the Company has continued to expand its sales force with the addition of new sales personnel in recent months. The Company is also integrating its marketing effort and has launched a new client website. In addition, it has integrated its AccretivePAS clinical sales capabilities with its revenue cycle sales organization to offer clients multiple paths to engage with Accretive Health’s core business.

About Accretive Health
At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.
Safe Harbor
This press release contains forward-looking statements, including the Company’s statements regarding its ability to complete its restatement and make required SEC filings, the anticipated consequences of the restatement of the Company’s financial statements described above, and statements regarding the Company’s strategic initiatives. All forward-looking statements contained in this press release involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that any restatement that may be required could have unanticipated consequences and the factors set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.
Contacts:
Accretive Health, Inc.
Investor Relations:
Atif Rahim
312.324.5476
investorrelations@accretivehealth.com
or
Media Relations:
Andrea Rose / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449